Exhibit 99.1

PJT Partners Inc. Reports Second Quarter 2020 Results

Second Quarter Overview

>	Total Revenues of $233 million for second quarter 2020, up 40% from a year ago
–	Advisory Revenues of $193 million, up 45%
–	Placement Revenues of $35 million, up 23%
>	Second quarter GAAP Pretax Income of $50 million and Adjusted Pretax Income of $55 million
>	Second quarter GAAP Diluted EPS of $0.86 and Adjusted EPS of $1.00
>	Repurchased approximately 177 thousand share equivalents during the quarter
–	Intend to repurchase an additional 202 thousand Partnership Units for cash in August 2020
>	$247 million of cash, cash equivalents and short-term investments and no funded debt
>	Appointed Grace Reksten Skaugen to the Company’s Board of Directors

Six Month Overview

>	Total Revenues of $433 million for six months ended June 30, 2020, up 47% from a year ago
–	Advisory Revenues of $349 million, up 47%
–	Placement Revenues of $74 million, up 43%
>	YTD GAAP Pretax Income of $83 million and Adjusted Pretax Income of $95 million
>	YTD GAAP Diluted EPS of $1.61 and Adjusted EPS of $1.72
>	Repurchased approximately 1 million share equivalents YTD

Paul J. Taubman, Chairman and Chief Executive Officer, said, “The strength of our second quarter and first half results further demonstrates our significant progress in building a premier global advisory firm. While the depth and duration of this crisis remain uncertain, we view this as a unique time to continue investing in our clients, our people, our capabilities and our communities. We remain optimistic about both our near- and long-term prospects.”

Media Relations: Julie Oakes Joele Frank, Wilkinson Brimmer Katcher Tel: +1 212.355.4449 PJT-JF@joelefrank.com	Investor Relations: Sharon Pearson PJT Partners Inc. Tel: +1 212.364.7120 pearson@pjtpartners.com

New York, July 28, 2020: PJT Partners Inc. (the “Company” or “PJT Partners”) (NYSE: PJT) today reported Total Revenues of $232.6 million for second quarter 2020 compared with $166.7 million for the prior year quarter. GAAP Net Income and Adjusted Net Income, If-Converted were $40.9 million and $41.1 million, respectively, for the current quarter compared with $10.0 million and $21.0 million, respectively, for the prior year quarter. GAAP Diluted EPS and Adjusted EPS were $0.86 and $1.00, respectively, for the current quarter compared with $0.20 and $0.51, respectively, for the prior year quarter.

Total Revenues for the six months ended June 30, 2020 were $432.7 million compared with $294.8 million for the same period in 2019. GAAP Net Income and Adjusted Net Income, If-Converted were $72.9 million and $70.2 million, respectively, for the six months compared with $11.0 million and $32.4 million, respectively, for the same period in 2019. GAAP Diluted EPS and Adjusted EPS were $1.61 and $1.72, respectively, for the six months compared with $0.24 and $0.79, respectively, for the same period in 2019.

Revenues

The following table sets forth revenues for the three and six months ended June 30, 2020 and 2019:

	Three Months Ended June 30,			Six Months Ended June 30,
	2020	2019	% Change	2020	2019	% Change
	(Dollars in Millions)
Revenues
Advisory	$192.5	$133.0	45%	$349.1	$237.5	47%
Placement	35.3	28.7	23%	74.3	52.0	43%
Interest Income & Other	4.8	5.0	(4%)	9.4	5.3	78%
Total Revenues	$232.6	$166.7	40%	$432.7	$294.8	47%

Three Months Ended

Total Revenues increased 40% to $232.6 million for second quarter 2020 compared with $166.7 million for the prior year quarter.

Advisory Revenues increased 45% to $192.5 million for the current quarter compared with $133.0 million for the prior year quarter. Advisory Revenues increased due to a significant increase in strategic advisory revenues.

Placement Revenues increased 23% to $35.3 million for the current quarter compared with $28.7 million for the prior year quarter. The increase in Placement Revenues was principally driven by increased corporate private placement activity.

Six Months Ended

Total Revenues increased 47% to $432.7 million for the six months ended June 30, 2020 compared with $294.8 million for the same period a year ago.

Advisory Revenues increased 47% to $349.1 million for the six months compared with $237.5 million for the same period a year ago. Advisory Revenues principally benefited from an increase in strategic advisory revenues.

Placement Revenues increased 43% to $74.3 million for the six months compared with $52.0 million for the same period a year ago. The increase in Placement Revenues was principally driven by increased corporate private placement activity.

Interest Income & Other was $9.4 million for the six months compared with $5.3 million for the same period a year ago. The increase in Interest Income & Other was primarily driven by unrealized foreign currency gains as well as increased reimbursable expenses billed to clients.

Expenses

The following tables set forth information relating to the Company’s expenses for the three and six months ended June 30, 2020 and 2019:

	Three Months Ended June 30,
	2020		2019
	GAAP	As Adjusted	GAAP	As Adjusted
	(Dollars in Millions)
Expenses
Compensation and Benefits	$154.7	$151.1	$119.2	$106.7
% of Revenues	66.5%	65.0%	71.5%	64.0%
Non-Compensation	$28.2	$26.2	$33.9	$31.9
% of Revenues	12.1%	11.3%	20.4%	19.2%
Total Expenses	$182.9	$177.3	$153.1	$138.6
% of Revenues	78.6%	76.3%	91.8%	83.1%
Pretax Income	$49.7	$55.2	$13.6	$28.1
% of Revenues	21.4%	23.7%	8.2%	16.9%

	Six Months Ended June 30,
	2020		2019
	GAAP	As Adjusted	GAAP	As Adjusted
	(Dollars in Millions)
Expenses
Compensation and Benefits	$288.8	$281.3	$214.3	$188.6
% of Revenues	66.7%	65.0%	72.7%	64.0%
Non-Compensation	$60.7	$56.8	$66.9	$62.9
% of Revenues	14.0%	13.1%	22.7%	21.3%
Total Expenses	$349.5	$338.1	$281.3	$251.5
% of Revenues	80.8%	78.1%	95.4%	85.3%
Pretax Income	$83.2	$94.6	$13.5	$43.2
% of Revenues	19.2%	21.9%	4.6%	14.7%

Compensation and Benefits Expense

Three Months Ended

GAAP Compensation and Benefits Expense was $154.7 million for second quarter 2020 compared with $119.2 million for the prior year quarter. Adjusted Compensation and Benefits Expense was $151.1 million for the current quarter compared with $106.7 million for the prior year quarter. The increase in Compensation and Benefits Expense was principally the result of higher revenues during the current quarter.

Six Months Ended

GAAP Compensation and Benefits Expense was $288.8 million for the six months ended June 30, 2020 compared with $214.3 million for the same period a year ago. Adjusted Compensation and Benefits Expense was $281.3 million for the six months compared with $188.6 million for the same period a year ago. The increase in Compensation and Benefits Expense was principally the result of higher revenues during the current six month period.

Non-Compensation Expense

Three Months Ended

GAAP Non-Compensation Expense was $28.2 million for second quarter 2020 compared with $33.9 million for the prior year quarter. Adjusted Non-Compensation Expense was $26.2 million for the current quarter compared with $31.9 million for the prior year quarter.

GAAP and Adjusted Non-Compensation Expense decreased during the current quarter compared with the prior year quarter, primarily driven by a decrease in Travel and Related due to reduced travel and entertainment activity stemming from the global health crisis.

Six Months Ended

GAAP Non-Compensation Expense was $60.7 million for the six months ended June 30, 2020 compared with $66.9 million for the same period a year ago. Adjusted Non-Compensation Expense was $56.8 million for the six months compared with $62.9 million for the same period a year ago.

GAAP and Adjusted Non-Compensation Expense decreased during the six months compared with the same period a year ago, primarily driven by decreases in Travel and Related as well as Professional Fees, and partially offset by an increase in Occupancy and Related. Travel and Related decreased due to reduced travel and entertainment activity stemming from the global health crisis. Professional Fees decreased primarily due to lower legal and lower recruiting costs. Occupancy and Related increased due to increased occupancy expense in certain locations.

Provision for Taxes

As of June 30, 2020, PJT Partners Inc. owned 61.1% of PJT Partners Holdings LP. PJT Partners Inc. is subject to corporate U.S. federal and state income tax while PJT Partners Holdings LP is subject to New York City unincorporated business tax and other entity-level taxes imposed by certain state and foreign jurisdictions. Please refer to Note 12. “Stockholders’ Equity (Deficit)” in the “Notes to Consolidated Financial Statements” in “Part II. Item 8. Financial Statements and Supplementary Data” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 for further information about the corporate ownership structure.

In calculating Adjusted Net Income, If-Converted, the Company has assumed that all outstanding Class A partnership units in PJT Partners Holdings LP (“Partnership Units”) (excluding the unvested partnership units that have yet to satisfy certain market conditions) have been exchanged into shares of the Company’s Class A common stock, subjecting all of the Company’s income to corporate-level tax.

The effective tax rate for Adjusted Net Income, If-Converted for the six months ended June 30, 2020 was 25.8% compared with 25.5% for full year 2019. This tax rate excludes the tax benefits of the adjustments for transaction-related compensation expense, amortization expense, tax benefit recorded pursuant to the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) as well as certain payments to The Blackstone Group Inc. (“Blackstone”) resulting from the October 1, 2015 spin-off.

Capital Management and Balance Sheet

As of June 30, 2020, the Company held cash, cash equivalents and short-term investments of $247.0 million, and had no funded debt.

On April 24, 2019, the Company’s Board of Directors authorized the repurchase of shares of the Company’s Class A common stock in an amount up to $100 million. As of June 30, 2020, the Company’s remaining repurchase authorization was $59.9 million.

During the second quarter 2020, the Company repurchased 176,929 Partnership Units for cash pursuant to the quarterly exchange program. In aggregate during second quarter 2020, the Company repurchased an equivalent of 177,294 shares at an average price of $49.59 per share.

The Company intends to repurchase 202,384 Partnership Units for cash on August 4, 2020 at a price to be determined by the volume-weighted average price per share of the Company’s Class A common stock on July 30, 2020.

Dividend

The Board of Directors of PJT Partners Inc. has declared a quarterly dividend of $0.05 per share of Class A common stock. The dividend will be paid on September 16, 2020 to Class A common stockholders of record on September 2, 2020.

COVID-19 Impact on Operations and Outlook

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The vast majority of the Company’s employees have been working remotely since mid-March 2020. There have been no material changes to the Company’s internal controls as a result of this new working environment. The Company has undertaken steps to allow a limited number of employees to return to office locations on a voluntary basis, following safety protocols issued from the respective governmental agencies for the Company’s offices. The Company is continuing to monitor guidance from health and governmental organizations to determine when a greater number of employees may be able to safely return to the office. However, the Company is prepared to operate in a remote work environment for the foreseeable future, if necessary.

>

The Company’s financial condition is strong. The Company has substantial cash balances, currently has no debt, and has not identified any impairments. The Company also maintains access to a $40 million line of credit facility. While the Company currently has not experienced a material decline in the demand for its services, the Company believes COVID-19’s impact on its business, financial performance and operating results will be significantly driven by a number of factors that are unable to be predicted or controlled, such as the depth and duration of the pandemic and the impact on the U.S. and global economies. These external factors could have a material effect on the Company’s financial performance and operating results going forward.

Quarterly Investor Call Details

PJT Partners will host a conference call on July 28, 2020 at 8:30 a.m. ET to discuss its second quarter 2020 results. The conference call can be accessed via the internet on www.pjtpartners.com or by dialing +1 (800) 458-4121 (U.S. domestic) or +1 (720) 543-0206 (international), passcode 9178152. For those unable to listen to the live broadcast, a replay will be available following the call at www.pjtpartners.com or by dialing +1 (888) 203-1112 (U.S. domestic) or +1 (719) 457-0820 (international), passcode 9178152.

About PJT Partners

PJT Partners is a premier global advisory-focused investment bank. Our team of senior professionals delivers a wide array of strategic advisory, strategic capital markets, restructuring and special situations, shareholder advisory, and private fund advisory and fundraising services to corporations, financial sponsors, institutional investors and governments around the world. We offer a unique portfolio of advisory services designed to help our clients achieve their strategic objectives. We also provide, through PJT Park Hill, private fund advisory and fundraising services for alternative investment managers, including private equity funds, real estate funds and hedge funds. To learn more about PJT Partners, please visit our website at www.pjtpartners.com.

Forward-Looking Statements

Certain material presented herein contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include certain information concerning future results of operations, business strategies, acquisitions, financing plans, competitive position, potential growth opportunities, potential operating performance improvements, the effects of competition and the effects of future legislation or regulations. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “opportunity,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “might,” “should,” “could” or the negative of these terms or similar expressions.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations, and assumptions regarding the future of its business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict, many of which are outside the Company’s control. The Company’s actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not place undue reliance upon any of these forward-looking statements. Important factors that could cause the Company’s actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (a) changes in governmental regulations and policies; (b) the possibility of cyberattacks, security vulnerabilities, and internet disruptions, including breaches of data security and privacy leaks, data loss, and business interruptions; (c) the possibility of failure of the Company’s computer systems or communication systems during a catastrophic event, including the outbreak of COVID-19; (d) the impact of catastrophic events, such as COVID-19, on the U.S. and the global economy, including business disruptions, reductions in employment and an increase in business failures; (e) the impact of catastrophic events, such as COVID-19, on the Company’s employees and the Company’s ability to provide services to its clients and respond to their needs; (f) the failure of third-party service providers to perform their functions; and (g) volatility in the political and economic environment.

The risk factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the United States Securities and Exchange Commission (“SEC”), as such factors may be updated from time to time in the Company’s periodic filings with the SEC, accessible on the SEC’s website at www.sec.gov, could cause the Company’s results to differ materially from those expressed in forward-looking statements. There may be other risks and uncertainties that the Company is unable to predict at this time or that are not currently expected to have a material adverse effect on its business. Any such risks could cause the Company’s results to differ materially from those expressed in forward-looking statements.

Non-GAAP Financial Measures

The following represent key performance measures that management uses in making resource allocation and/or compensation decisions. These measures should not be considered substitutes for, or superior to, financial measures prepared in accordance with GAAP.

Management believes the following non-GAAP measures, when presented together with comparable GAAP measures, are useful to investors in understanding the Company’s operating results: Adjusted Pretax Income; Adjusted Net Income; Adjusted Net Income, If-Converted, in total and on a per-share basis; Adjusted Earnings Per Share; Adjusted Compensation and Benefits Expense and Adjusted Non-Compensation Expense. These non-GAAP measures, presented and discussed in this earnings release, remove the significant accounting impact of: (a) transaction-related compensation expense, including expense related to Partnership Units with both time-based vesting and market conditions as well as equity-based and cash awards granted in connection with the spin-off from Blackstone and acquisition of CamberView Partners Holdings, LLC (“CamberView”); (b) intangible asset amortization associated with Blackstone’s initial public offering (“IPO”), the acquisition of PJT Capital LP, and the acquisition of CamberView; and (c) the amount the Company has agreed to pay Blackstone related to the net realized cash benefit from certain compensation-related tax deductions. Reconciliations of the non-GAAP measures to their most directly comparable GAAP measures and further detail regarding the adjustments are provided in the Appendix.

To help investors understand the effect of the Company’s ownership structure on its Adjusted Net Income, the Company has presented Adjusted Net Income, If-Converted. This measure illustrates the impact of taxes on Adjusted Pretax Income, assuming all Partnership Units (excluding the unvested partnership units that have yet to satisfy certain market conditions) were exchanged for shares of the Company’s Class A common stock, resulting in all of the Company’s income becoming subject to corporate-level tax, considering both current and deferred income tax effects. This tax rate excludes the tax benefits of the adjustments for transaction-related compensation expense, amortization expense, tax benefit recorded pursuant to the CARES Act as well as certain payments to Blackstone resulting from the October 1, 2015 spin-off.

Appendix

GAAP Condensed Consolidated Statements of Operations (unaudited)

Reconciliations of GAAP to Non-GAAP Financial Data (unaudited)

Summary of Shares Outstanding (unaudited)

Footnotes

PJT Partners Inc.

GAAP Condensed Consolidated Statements of Operations (unaudited)

(Dollars in Thousands, Except Share and Per Share Data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenues
Advisory	$192,539	$133,035	$349,130	$237,502
Placement	35,260	28,695	74,252	52,007
Interest Income and Other	4,764	4,974	9,352	5,251
Total Revenues	232,563	166,704	432,734	294,760
Expenses
Compensation and Benefits	154,730	119,165	288,754	214,316
Occupancy and Related	8,659	7,802	17,313	14,938
Travel and Related	537	6,721	5,833	13,680
Professional Fees	5,540	5,667	10,063	11,469
Communications and Information Services	3,594	3,493	7,140	6,706
Depreciation and Amortization	3,709	3,635	7,529	7,255
Other Expenses	6,117	6,629	12,866	12,891
Total Expenses	182,886	153,112	349,498	281,255
Income Before Provision for Taxes	49,677	13,592	83,236	13,505
Provision for Taxes	8,760	3,566	10,310	2,542
Net Income	40,917	10,026	72,926	10,963
Net Income Attributable to Non-Controlling Interests	19,247	5,200	32,396	5,036
Net Income Attributable to PJT Partners Inc.	$21,670	$4,826	$40,530	$5,927
Net Income Per Share of Class A Common Stock
Basic	$0.88	$0.20	$1.66	$0.24
Diluted	$0.86	$0.20	$1.61	$0.24
Weighted-Average Shares of Class A Common Stock Outstanding
Basic	24,636,534	24,572,535	24,367,124	24,157,671
Diluted	25,462,235	24,572,535	40,374,694	24,157,671

PJT Partners Inc.

Reconciliations of GAAP to Non-GAAP Financial Data (unaudited)

(Dollars in Thousands, Except Share and Per Share Data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
GAAP Net Income	$40,917	$10,026	$72,926	$10,963
Less: GAAP Provision for Taxes	8,760	3,566	10,310	2,542
GAAP Pretax Income	49,677	13,592	83,236	13,505

Adjustments to GAAP Pretax Income
Transaction-Related Compensation Expense(1)	3,591	12,475	7,477	25,670
Amortization of Intangible Assets(2)	1,927	1,984	3,855	3,968
Spin-Off-Related Payable Due to Blackstone(3)	24	39	53	85
Adjusted Pretax Income	55,219	28,090	94,621	43,228
Adjusted Taxes(4)	9,373	4,767	10,782	6,265
Adjusted Net Income	45,846	23,323	83,839	36,963

If-Converted Adjustments
Less: Adjusted Taxes(4)	(9,373)	(4,767)	(10,782)	(6,265)
Add: If-Converted Taxes(5)	14,165	7,054	24,421	10,827
Adjusted Net Income, If-Converted	$41,054	$21,036	$70,200	$32,401

GAAP Net Income Per Share of Class A Common Stock
Basic	$0.88	$0.20	$1.66	$0.24
Diluted	$0.86	$0.20	$1.61	$0.24
GAAP Weighted-Average Shares of Class A Common Stock Outstanding
Basic	24,636,534	24,572,535	24,367,124	24,157,671
Diluted	25,462,235	24,572,535	40,374,694	24,157,671

Adjusted Net Income, If-Converted Per Share	$1.00	$0.51	$1.72	$0.79
Weighted-Average Shares Outstanding, If-Converted	40,965,990	41,144,783	40,847,925	41,081,533

PJT Partners Inc.

Reconciliations of GAAP to Non-GAAP Financial Data – continued (unaudited)

(Dollars in Thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
GAAP Compensation and Benefits Expense	$154,730	$119,165	$288,754	$214,316
Transaction-Related Compensation Expense(1)	(3,591)	(12,475)	(7,477)	(25,670)
Adjusted Compensation and Benefits Expense	$151,139	$106,690	$281,277	$188,646

Non-Compensation Expenses
Occupancy and Related	$8,659	$7,802	$17,313	$14,938
Travel and Related	537	6,721	5,833	13,680
Professional Fees	5,540	5,667	10,063	11,469
Communications and Information Services	3,594	3,493	7,140	6,706
Depreciation and Amortization	3,709	3,635	7,529	7,255
Other Expenses	6,117	6,629	12,866	12,891
GAAP Non-Compensation Expense	28,156	33,947	60,744	66,939
Amortization of Intangible Assets(2)	(1,927)	(1,984)	(3,855)	(3,968)
Spin-Off-Related Payable Due to Blackstone(3)	(24)	(39)	(53)	(85)
Adjusted Non-Compensation Expense	$26,205	$31,924	$56,836	$62,886

PJT Partners Inc.

Summary of Shares Outstanding (unaudited)

The following table provides a summary of weighted-average shares outstanding for the three and six months ended June 30, 2020 and 2019 for both basic and diluted shares. The table also provides a reconciliation to If-Converted Shares Outstanding assuming that all Partnership Units and unvested PJT Partners Inc. restricted stock units (“RSUs”) were converted to shares of the Company’s Class A common stock:

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Weighted-Average Shares Outstanding - GAAP
Shares of Class A Common Stock Outstanding	24,075,203	23,458,031	23,732,430	23,207,749
Vested, Undelivered RSUs	561,331	1,114,504	634,694	949,922
Basic Shares Outstanding, GAAP	24,636,534	24,572,535	24,367,124	24,157,671
Dilutive Impact of Unvested Common RSUs(6)	825,701	—	876,883	—
Dilutive Impact of Partnership Units(7)	—	—	15,130,687	—
Diluted Shares Outstanding, GAAP	25,462,235	24,572,535	40,374,694	24,157,671

Weighted-Average Shares Outstanding - If-Converted
Shares of Class A Common Stock Outstanding	24,075,203	23,458,031	23,732,430	23,207,749
Vested, Undelivered RSUs	561,331	1,114,504	634,694	949,922
Conversion of Unvested Common RSUs(6)	825,701	566,311	876,883	898,124
Conversion of Participating RSUs	26,472	54,762	26,477	53,294
Conversion of Partnership Units	15,477,283	15,951,175	15,577,441	15,972,444
If-Converted Shares Outstanding	40,965,990	41,144,783	40,847,925	41,081,533

	As of June 30,
	2020	2019
Fully-Diluted Shares Outstanding(8)(9)	44,448,705	43,996,462

As of June 30, 2020, there were 3.6 million Partnership Units and 0.4 million RSUs subject to market conditions that are not included in fully-diluted shares outstanding.

Footnotes

(1)

This adjustment adds back to GAAP Pretax Income transaction-related compensation expense for Partnership Units with both time-based vesting and market conditions as well as equity-based and cash awards granted in connection with the spin-off from Blackstone and the acquisition of CamberView.

(2)

This adjustment adds back to GAAP Pretax Income amounts for the amortization of intangible assets that are associated with Blackstone’s IPO, the acquisition of PJT Capital LP on October 1, 2015 and the acquisition of CamberView on October 1, 2018.

(3)

This adjustment adds back to GAAP Pretax Income the amount the Company has agreed to pay Blackstone related to the net realized cash benefit from certain compensation-related tax deductions. Such expense is reflected in Other Expenses in the Condensed Consolidated Statements of Operations.

(4)	Represents taxes on Adjusted Pretax Income, considering both current and deferred income tax effects for the current ownership structure.
(5)

Represents taxes on Adjusted Pretax Income, assuming all Partnership Units (excluding the unvested partnership units that have yet to satisfy market conditions) were exchanged for shares of the Company’s Class A common stock, resulting in all of the Company’s income becoming subject to corporate-level tax, considering both current and deferred income tax effects. This tax rate excludes the tax benefits of the adjustments for transaction-related compensation expense, amortization expense, tax benefit recorded pursuant to the CARES Act as well as certain payments to Blackstone resulting from the October 1, 2015 spin-off.

(6)	Represents the dilutive impact under the treasury method of unvested, non-participating RSUs that have a remaining service requirement.
(7)	Represents the number of shares assuming the conversion of vested Partnership Units as well as the dilutive impact of unvested Partnership Units with a remaining service requirement.
(8)	Excludes 3.6 million unvested Partnership Units and 0.4 million RSUs as of June 30, 2020 that have yet to satisfy certain market conditions.
(9)	Assumes all Partnership Units and unvested participating RSUs have been converted to shares of the Company’s Class A common stock.
Note:	Amounts presented in tables above may not add or recalculate due to rounding.